                                                                     EXHIBIT 8.1


                               FORM OF TAX OPINION

                                ________ __, 2002

Paradyne Networks, Inc.
8545 126th Avenue North
Largo, Florida 33773

         Re: Proposed Merger Involving Paradyne Networks, Inc. and Elastic
             Networks Inc.
             -------------------------------------------------------------

Ladies and Gentlemen:

         We have served as counsel to Paradyne Networks, Inc., a corporation organized under the laws of the State of Delaware ("Paradyne"), in connection with the reorganization involving Paradyne, Elastic Networks Inc., a corporation organized under the laws of the State of Delaware ("Elastic") and Phoenix Merger Sub, Inc., a corporation organized under the laws of the State of Delaware and a wholly owned subsidiary of Paradyne ("Sub"), pursuant to the Agreement and Plan of Merger by and among Paradyne, Elastic and Sub, dated as of December 27, 2001, as amended on January 4, 2002 (the "Agreement"), which sets forth the terms and conditions of the acquisition of Elastic by Paradyne pursuant to the merger of Sub with and into Elastic, with Elastic surviving (the "Merger"). In our capacity as counsel to Paradyne, our opinion has been requested with respect to certain of the federal income tax consequences of the Merger.

         Pursuant to the Merger, and as more fully described in the Agreement, at the Effective Time, each share of Elastic common stock issued and outstanding at the Effective Time shall be converted into a number of shares of Paradyne common stock as computed using exchange ratios calculated as set forth in the Agreement. As a result of the Merger, stockholders of Elastic shall become stockholders of Paradyne and Elastic shall continue to conduct its business and operations as a wholly owned subsidiary of Paradyne. All terms used herein without definition shall have the respective meanings specified in the Agreement, and unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

         In rendering the opinions expressed herein, we have examined such documents as we deemed appropriate, including the Agreement and the Registration Statement on Form S-4 filed by Paradyne with the Securities and Exchange Commission under the Securities Act of 1933, on ___________, 2002 and the Joint Proxy Statement/Preliminary Prospectus for the Special Meeting of Elastic stockholders and the Special Meeting of Paradyne stockholders (the "Registration Statement"). In addition, we have assumed that the Agreement and the Registration Statement accurately and completely describe the Merger and that the Merger will be consummated in accordance with the Agreement and the Registration Statement.

         In rendering the opinions expressed herein, we have relied, with the consent of Paradyne and Elastic, upon the accuracy and completeness of the factual statements and factual representations (which factual statements and factual representations we have neither investigated nor verified) contained in the certificates of Paradyne and Elastic to us, attached hereto and dated as of the date hereof, (together, the "Certificates"), which we have assumed are correct, complete and accurate as of the date hereof and will be correct, complete and accurate as of the Effective Time.

         Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion that, under presently applicable federal income tax law:

         (1) The Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and each of Paradyne, Elastic and Sub will be a party to the reorganization within the meaning of Section 368(b) of the Code.

         (2) No gain or loss will be recognized by Paradyne, Elastic and Sub as a result of the Merger.
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         (3)      No gain or loss will be recognized by Elastic stockholders upon their exchange of shares of Elastic common stock for the Merger Consideration except to the extent that such stockholders receive cash in lieu of fractional share interests of Paradyne common stock.

         (4) The aggregate tax basis of the Paradyne common stock received by a stockholder of Elastic will be the same as the aggregate tax basis of the Elastic common stock surrendered in exchange therefor pursuant to the Merger (less any tax basis allocable to a fractional share interest for which cash is received).

         (5) The holding period of the Paradyne common stock received by an Elastic stockholder in the Merger will include the holding period of the Elastic common stock surrendered in exchange therefor.

         (6) The payment of cash to holders of Elastic common stock in lieu of fractional share interests of Paradyne common stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Paradyne. These cash payments will be treated as having been received as distributions in full payment in exchange for the shares of Paradyne common stock redeemed, as provided in Section 302(a) of the Code.

         The opinions expressed herein are based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. The tax consequences described herein do not cover all aspects of United States federal income taxation that may be relevant to Elastic stockholders in light of their particular circumstances or Elastic stockholders subject to special treatment under United States federal income tax laws. In particular, the federal income tax consequences described herein may not apply to certain stockholders of Elastic with special situations, including, without limitation, stockholders who hold their Elastic common stock other than as a capital asset, who received their Elastic common stock upon the exercise of employee stock options or otherwise as compensation, who hold their Elastic common stock as part of a "straddle" or "conversion transaction" for federal income tax purposes, or are foreign persons, tax-exempt organizations, insurance companies, financial institutions or securities dealers, or who hold their stock through a partnership or other pass-through entity. In addition, the opinions expressed herein do not apply to holders of options to acquire shares of Elastic common stock.

         In addition, our opinions are based solely on the documents that we have examined and the factual statements and factual representations set out in the Certificates which we have assumed are true on the date hereof and will be true at the Effective Time. Our opinions cannot be relied upon if any of the facts pertinent to the federal income tax treatment of the Merger stated in the Agreement, the Registration Statement or any of the factual statements or factual representations set out in the Certificates is, or becomes as of the Effective Time, inaccurate in any material respect.

         Our opinions are limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger, including for example any issues related to intercompany transactions, changes in accounting methods resulting from the Merger, the conversion of options, or the consequences of the Merger under state, local or foreign law. These opinions are provided by Alston & Bird LLP solely for the benefit and use of Paradyne. No other party or person is entitled to rely on the opinions.

         We hereby consent to the use of this opinion and to the references made to Alston & Bird LLP in the Registration Statement under the caption "Summary - Material Federal Income Tax Consequences of the Merger" and under the caption "The Merger - Material Federal Income Tax Consequences of the Merger" and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission.


                                                 Very truly yours,

                         CERTIFICATE OF REPRESENTATIONS
                                       OF
                             PARADYNE NETWORKS, INC.


         Reference is hereby made to that certain Agreement and Plan of Merger (the "Agreement") made and entered into as of December 27, 2001, as amended on January 4, 2002, by and among PARADYNE NETWORKS, INC. ("Paradyne"), a corporation organized and existing under the laws of Delaware, PHOENIX MERGER SUB, INC., a corporation organized and existing under the laws of Delaware, and a wholly owned direct subsidiary of Paradyne ("Sub"), and ELASTIC NETWORKS INC. ("Elastic"), a corporation organized and existing under the laws of Delaware, which sets forth the terms and conditions of the merger of Sub with and into Elastic (the "Merger"). All capitalized terms used herein without definition shall have the meanings specified in the Agreement, and unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

         Paradyne submits this certificate to be relied upon by Alston & Bird LLP and Hunton & Williams in connection with the rendering of opinions with respect to certain of the tax consequences of the Merger. Paradyne hereby certifies that each of the following facts and representations is true, correct, and complete on the date hereof and will be true, correct and complete on the date the Merger is consummated (the "Effective Time"), unless and until Paradyne notifies Alston & Bird LLP and Hunton & Williams to the contrary in writing prior thereto. Paradyne acknowledges that the tax opinions of Alston & Bird LLP and Hunton & Williams may not be relied upon if any of the facts or representations contained in this certificate should prove to be inaccurate or incomplete in any material respect.

         1. The fair market value of the Paradyne stock and any other consideration received by each stockholder of Elastic in the Merger will be approximately equal to the fair market value of the Elastic stock surrendered in exchange therefor.

         2. In the Merger, shares of Elastic stock representing Control of Elastic will be exchanged solely for voting stock of Paradyne. For purposes of this certificate, "Control" means ownership of at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other outstanding class of stock. For purpose of this representation, shares of Elastic stock exchanged for cash or other property originating with Paradyne, including cash paid to dissenting stockholders, if any, will be treated as outstanding Elastic stock as of the Effective Time.

         3.       Prior to the Merger, Paradyne will be in Control of Sub.

         4. Immediately following the Merger, Elastic will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Sub immediately prior to the Merger, and to Paradyne's knowledge, Elastic will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets that Elastic held immediately prior to the Merger. For purposes of this representation, amounts paid by Elastic or Sub to dissenters, if any, amounts paid by Elastic or Sub to stockholders who receive cash or other property in the Merger, amounts used by Elastic or Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends consistent with Emerald's historic dividend practice) made by Elastic immediately preceding the Merger, or otherwise in connection with the Merger, will be included as assets of Elastic or Sub, respectively, held immediately prior the Merger. In addition, assets disposed of by Elastic in contemplation of the Merger will be considered assets held by Elastic immediately prior to the Merger.

         5. Other than fractional share interests which Paradyne may redeem for cash, none of (i) Paradyne, (ii) any member of Paradyne's affiliated group as defined in Section 1504 of the Code without regard to Section 1504(b) of the Code (including but not limited to Sub) (iii) any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value of all classes of stock is owned directly or indirectly by Paradyne, or (iv) any entity that is treated as a partnership for federal income tax purposes and has as an owner a corporation described in (i), (ii) or (iii) of this paragraph, has the intent to, at the time of the Merger, or shall, in a transaction that may be considered in connection with the Merger, acquire or redeem (directly or indirectly, actually or constructively) any shares of Paradyne stock issued in connection with the Merger, except for repurchases pursuant to a stock repurchase program that meets the following requirements:

         (a) the number of shares that may be repurchased pursuant to the stock repurchase program does not exceed the total number of shares of Paradyne stock that were issued and outstanding immediately prior to the Merger;

         (b) the repurchases will be made following the Merger and will be made on the open market through a broker for the then prevailing market price;

         (c) the stock repurchase program is not a matter that was or will be negotiated with Elastic or the stockholders of Elastic;

         (d) there is not and will not be any understanding between the shareholders of Elastic and Paradyne that the ownership by the shareholders of Elastic of the Paradyne stock received pursuant to the Merger would be transitory;

         (e) because of the mechanics of an open market purchase, Paradyne will not know the identity of any seller of Paradyne stock pursuant to the stock repurchase program, nor will any former Elastic stockholder who sells Paradyne stock know whether or not Paradyne is the buyer; and

         (f) without regard to the stock repurchase program, a market exists for the Paradyne stock that will be issued pursuant to the Merger.

         For purposes hereof, an entity described in (ii), (iii), or (iv) shall be referred to as a Paradyne Related Party. An entity will be treated as a Paradyne Related Party if the requisite relationship exists immediately before or immediately after the acquisition or redemption. In addition, an entity (other than Elastic or any Elastic Related Party, as defined below) will be treated as a Paradyne Related Party if the requisite relationship is created in connection with the Merger. An Elastic Related Party means any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value all classes of stock is owned directly or indirectly by Elastic.

         6. Paradyne does not have any plan or intention to liquidate Elastic, to merge Elastic with or into another corporation, to sell or otherwise dispose of the stock of Elastic, except for transfers of stock to other corporations in Paradyne's Qualified Group. For purposes hereof, Paradyne's "Qualified Group" means one or more chains of corporations connected through stock ownership with Paradyne where Paradyne Controls at least one of the corporations and Control of each of the corporations is owned by one of the other corporations.

         7. Paradyne does not have any plan or intention to cause Elastic to sell or otherwise dispose of or transfer any of its assets, except for dispositions made in the ordinary course of business, and transfers made to other corporations that are members of Paradyne's Qualified Group.

         8. Following the Merger, Elastic or other corporations that are members of Paradyne's Qualified Group will continue the historic business of Elastic or use a significant portion of Elastic's historic assets in a business.

         9. Paradyne has no plan or intention to cause Elastic to issue additional shares of its stock that would result in Paradyne losing Control of Elastic.

         10. In connection with the Merger, none of the shares of Elastic stock has been or will be acquired by Paradyne or a Paradyne Related Party for consideration other than Paradyne Common Stock, except for (a) cash received in lieu of fractional shares of Paradyne Common Stock, and (b) cash paid to dissenting Elastic stockholders pursuant to Section 262 of the General Corporation Law of the State of Delaware.

         11. Paradyne, Sub and Elastic have paid, or will pay, their respective expenses, if any, incurred in connection with the Merger, except as provided in Sections 3.6 and 10.3 of the Agreement.

         12. There is no indebtedness existing between (a) Elastic or any subsidiary of Elastic and (b) Paradyne, Sub or any other subsidiary of Paradyne that was issued, was acquired or will be settled at a discount.

         13. Sub will have no liabilities assumed by Elastic, and will not transfer to Elastic any assets subject to liabilities, in the Merger.

         14. None of the compensation received by any stockholder-employees of Elastic will be separate consideration for, or allocable to, any of their shares of Elastic stock; none of the shares of Paradyne stock received by any stockholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees of Elastic will be for services actually rendered and will not exceed amounts paid to third parties bargaining at arm's length for similar services.

         15. Neither Paradyne nor Sub is an investment company. For purposes hereof, an "investment company" is a corporation that is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment. In making the fifty percent (50%) and eighty percent (80%) determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if its parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding. In determining total assets, there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of ceasing to be an investment company.

         16. Neither Paradyne nor any Paradyne Related Party has at any time owned (directly or indirectly) any Elastic stock during the five (5) year period ending at the Effective Time.

         17. The payment of cash to stockholders of Elastic in lieu of fractional shares of Paradyne stock will not be separately bargained for consideration, but will be undertaken solely for the purpose of avoiding the expense and inconvenience of issuing and transferring fractional shares.

         18. The Agreement (including all exhibits and schedules attached thereto) represents the entire understanding of Sub and Paradyne with respect to the Merger.

         IN WITNESS WHEREOF, Paradyne has caused this Certificate to be duly executed this __th day of _________, 2002.

                                            PARADYNE NETWORKS, INC.


                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------

                         CERTIFICATE OF REPRESENTATIONS
                                       OF
                              ELASTIC NETWORKS INC.


         Reference is hereby made to that certain Agreement and Plan of Merger (the "Agreement") made and entered into as of December 27, 2001, , as amended on January 4, 2002, by and among PARADYNE NETWORKS, INC. ("Paradyne"), a corporation organized and existing under the laws of Delaware, PHOENIX MERGER SUB, INC., a corporation organized and existing under the laws of Delaware, and a wholly owned direct subsidiary of Paradyne ("Sub"), and ELASTIC NETWORKS INC. ("Elastic"), a corporation organized and existing under the laws of Delaware, which sets forth the terms and conditions of the merger of Sub with and into Elastic (the "Merger"). All capitalized terms used herein without definition shall have the meanings specified in the Agreement, and unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

         Elastic submits this certificate to be relied upon by Alston & Bird LLP and Hunton & Williams in connection with the rendering of opinions with respect to certain of the tax consequences of the Merger. Elastic hereby certifies that each of the following facts and representations are true, correct, and complete on the date hereof and will be true, correct and complete on the date the Merger is consummated (the "Effective Time"), unless and until Elastic notifies Alston & Bird LLP and Hunton & Williams to the contrary in writing prior thereto. Elastic acknowledges that the tax opinions of Alston & Bird LLP and Hunton & Williams may not be relied upon if any of the facts or representations contained in this certificate should prove to be inaccurate or incomplete in any material respect.

         1. The fair market value of the Paradyne stock and any other consideration received by each stockholder of Elastic in the Merger will be approximately equal to the fair market value of the Elastic stock surrendered in exchange therefor.

         2. In the Merger, shares of Elastic stock representing Control of Elastic will be exchanged solely for voting stock of Paradyne. For purposes of this certificate "Control" means ownership of at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of each other outstanding class of stock. For purpose of this representation, shares of Elastic stock exchanged for cash or other property originating with Paradyne, including cash paid to dissenting stockholders, if any, will be treated as outstanding shares of Elastic stock as of the Effective Time.

         3. Immediately following the Merger, Elastic will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets held immediately prior to the Merger, and to its knowledge, at least ninety percent (90%) of the fair market value of Sub's net assets and at least seventy percent (70%) of the fair market value of Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by Elastic or Sub to dissenters, if any, amounts paid by Elastic or Sub to stockholders who receive cash or other property in the Merger, amounts used by Elastic or Sub to pay reorganization expenses, and all redemptions of stock and distributions with respect to stock (except for regular, normal dividends consistent with Emerald's historic dividend practice) made by Elastic immediately prior to the Merger, or otherwise in connection with the Merger, will be included as assets of Elastic or Sub, respectively, held immediately prior to the Merger. In addition, assets disposed of by Elastic in contemplation of the Merger will be considered assets held by Elastic immediately prior to the Merger.

         4. Neither Elastic nor any Elastic Related Party has redeemed or acquired any Elastic stock during the three (3) year period prior to the Merger. For purposes of this certificate, an Elastic Related Party is (i) any corporation in which at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote or at least fifty percent (50%) of the value of all classes of stock is or was owned directly or indirectly by Elastic, and (ii) any entity that is treated as a partnership for federal income tax purposes in which Elastic or any entity described in (i) owns any interest directly or indirectly.

         5. During the three (3) year period prior to the Merger, neither Elastic nor any Elastic Related Party has made any distribution with respect to the outstanding Elastic stock other than regular, normal dividends consistent with Elastic's historic dividend practice.

         6. Elastic has no plan or intention to issue additional shares of its stock that would result in Paradyne losing Control of Elastic.

         7. Elastic and its stockholders have paid and will pay their respective expenses, if any, incurred in connection with the Merger, except as provided for in Sections 3.6 and 10.3 of the Agreement.

         8. There is no indebtedness existing between (a) Elastic or any subsidiary of Elastic and (b) Paradyne, Sub, or any other subsidiary of Paradyne that was issued, was acquired or will be settled at a discount.

         9. At the Effective Time, Elastic will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Elastic that, if exercised or converted, would affect Paradyne's acquisition or retention of Control of Elastic.

         10. The Elastic Common Stock is the only class of stock outstanding of Elastic.

         11. Elastic is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a similar case within the meaning of
Section 368(a)(3)(A) or a receivership, foreclosure, or similar proceeding in a federal or state court.

         12. At the Effective Time, the fair market value of the assets of Elastic will equal or exceed the sum of its liabilities, plus the amount of the liabilities, if any, to which the assets are subject.

         13. None of the compensation received, or to be received, by any stockholder-employees of Elastic will be separate consideration for, or allocable to, any of their shares of Elastic stock; none of the shares of Paradyne stock received by any stockholder-employees in the Merger will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees of Elastic will be for services actually rendered, or to be rendered, and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         14. Elastic is not an investment company. For purposes of the foregoing, an "investment company" is a corporation that is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose total assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment. In making the fifty percent (50%) and eighty percent (80%) determinations under the preceding sentence, stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and a corporation shall be considered a subsidiary if the parent owns fifty percent (50%) or more of the combined voting power of all classes of stock entitled to vote or fifty percent (50%) or more of the total value of shares of all classes of stock outstanding. In determining total assets, there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of ceasing to be an investment company.

         15. At all times during the five-year period ending at the Effective Time of the Merger, the fair market value of all of Elastic's United States real property interests was and will have been less than fifty percent (50%) of the total fair market value of (a) its United States real property interests, (b) its interests in real property located outside the United States, and (c) its other assets used or held for use in a trade or business. For purposes of the preceding sentence, (x) United States real property interests include all interests (other than an interest solely as a creditor) in real property and associated personal property (such as movable walls and furnishings) located in the United States or the Virgin Islands and interests in any corporation (other than a controlled corporation) owning any United States real property interest, (y) Elastic is treated as owning its proportionate share (based on the relative fair market value of its ownership interest to all ownership interests) of the assets owned by any controlled corporation or any partnership, trust, or estate in which Elastic is a partner or beneficiary, and (z) any such entity in turn is treated as owning its proportionate share of the assets owned by any controlled corporation or any partnership, trust, or estate in which the entity is a partner or beneficiary. As used in this representation, "controlled corporation" means any corporation at least fifty percent (50%) of the fair market value of the stock of which is owned by Elastic, in the case of a first-tier subsidiary of Elastic or by a controlled corporation, in the case of a lower-tier subsidiary.

         16. Neither Elastic nor any of its subsidiaries has been a party to a distribution of stock qualifying for tax-free treatment (i) in the two years prior to the Effective Time, or (ii) in a distribution which is part of the plan (or series of related transactions) in conjunction with the Merger.

         17. The Agreement (including all exhibits and schedules attached thereto) represents the entire understanding of Elastic with respect to the Merger.

         IN WITNESS WHEREOF, Elastic has caused this certificate to be duly executed this __th day of _________, 2002.

                                            ELASTIC NETWORKS INC.


                                            By:
                                                     --------------------------
                                            Name:
                                                     --------------------------
                                            Title:
                                                     --------------------------